EXHIBIT 24

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement is being jointly filed, and all amendments thereto will be jointly filed, by Advent International, L.P., as the main and designated filer, on behalf of each of the entities named below that is named as a reporting person in such filing. Each of the undersigned is responsible for the timely filing of this Statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 3, 2025

Advent International, L.P.

By: Advent International GP, LLC, its General Partner

/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance

Advent International GP, LLC

/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance

AIO Holdings, L.P.

By: Advent International, L.P., its General Partner
By: Advent International GP, LLC, its General Partner

/s/ Neil Crawford
Name:	Neil Crawford
Title:	Treasurer and Secretary